UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL AMERICAN FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Six International Drive
Rye Brook, New York 10573

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 25, 2006

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Universal American Financial Corp. will be held at The Penn Club, 30 West 44th Street, New York, New York 10036 on Thursday, May 25, 2006 at 9:30 a.m., local time, or at any adjournment thereof, for the following purposes:

1.                To elect ten persons to the Board of Directors of the Company to serve until the next annual election of directors or until their successors are elected and qualified.

2.                To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year.

3.                To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

All shareholders are invited to attend the Annual Meeting. Only shareholders of record at the close of business on April 3, 2006 are entitled to notice of, and to vote at, the Annual Meeting. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

LISA M. SPIVACK
Secretary

April 28, 2006
Rye Brook, New York

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY’S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

UNIVERSAL AMERICAN FINANCIAL CORP.
Six International Drive
Rye Brook, New York 10573

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

General Information

This proxy statement is furnished in connection with the solicitation of proxies by Universal American Financial Corp. (the “Company”) on behalf of its Board of Directors for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 25, 2006, at 9:30 a.m., local time, at The Penn Club, 30 West 44th Street, New York, New York 10036, and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed on or about April 28, 2006 to shareholders of record at the close of business on April 3, 2006.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of Annual Meeting, including the election of directors and ratification of the appointment of the Company’s independent auditors. In addition, the Company’s management will report on the performance of the Company during fiscal year 2005.

Who may attend the Annual Meeting?

All shareholders are invited to attend the Annual Meeting. However, only shareholders of record at the close of business on April 3, 2006, or their duly appointed proxies, may vote at the Annual Meeting. If you hold your shares in “street name” (that is, through a brokerage firm, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification.

Who is entitled to vote?

Shareholders who owned the Company’s common stock at the close of business on the record date, April 3, 2006, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. Each shareholder of record is entitled to one vote for each share held.

Although the Company encourages you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. Each share of common stock outstanding on the record date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Pursuant to the terms of the Shareholders’ Agreement dated July 30, 1999, among the Company, Capital Z, Richard A. Barasch and several other shareholders of the Company (the “Shareholders’ Agreement”), Capital Z currently has the right to nominate three directors, and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z and Mr. Barasch each are required to vote for the director(s) nominated by the other. Please see “Certain Relationships and Related Transactions—Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.

What constitutes a quorum?

The presence at the Annual Meeting of a majority of the outstanding shares of common stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, the Company had 58,393,444 shares of common stock outstanding. Abstentions and broker non-votes will each be counted as present for purposes of determining whether a quorum exists at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.   The nominees who receive the greatest number of votes cast (called a “plurality”) will be elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting.

Ratification of Ernst & Young LLP.   A majority of the votes cast at the Annual Meeting, either in person or by proxy, in favor of the ratification of Ernst & Young LLP will be required to approve this proposal.

Abstentions and Broker Non-Votes.   Abstentions and broker non-votes will not be counted for purposes of calculating a plurality, and therefore will have no effect on the outcome of the election of directors. For the ratification of Ernst & Young LLP, which will be decided by the affirmative vote of a majority of the votes cast, abstentions and broker non-votes are counted as entitled to vote, but are not considered cast, and therefore will have no effect on the proposal.

Under New York law, shareholders will not have appraisal or similar rights in connection with any proposal set forth in this proxy statement.

How do I vote?

You may vote in the following ways:

(a)    In person:   The Company will pass out written ballots to anyone who wants to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the Annual Meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, American Stock Transfer & Trust Company, but instead are held in the name of your brokerage firm, bank, or other nominee.

(b)   By mail:   Please complete and sign your proxy card and return it to the Company by mail in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the Company’s authorized proxies, Richard A. Barasch, Robert A. Waegelein and Lisa M. Spivack.

If you do not mark your voting instructions on the proxy card, your shares will be voted as follows:

•       FOR approval of the nine nominated directors; and

•       FOR ratification of Ernst & Young LLP as the Company’s independent auditors for 2006.

(c)         By telephone:   Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

(d)         Via the Internet:   Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.

Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. The telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine”. Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of Directors and ratification of the appointment of independent auditors, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

How do I vote if I am a participant in your company stock plan?

Shares of our common stock held by Company employees who participate in the Universal American Financial Corp. 401(k) Savings Plan (the “401(k) Savings Plan”) are held of record and are voted by the trustees of the 401(k) Savings Plan. As a participant in our 401(k) Savings Plan, you may instruct the plan trustees as how to vote the shares allocated to your account by voting by proxy. The trustees of the 401(k) Savings Plan will vote shares as to which they have not received direction in accordance with the terms of the 401(k) Savings Plan.

Can I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation or an executed proxy card bearing a later date with the

Secretary of the Company at the Company’s principal executive offices at 6 International Drive, Suite 190, Rye Brook, New York 10573. You may also change or revoke your proxy by telephone or via the Internet at any time before the Annual Meeting in accordance with the instructions on the enclosed proxy card. The proxy also can be revoked if you attend the Annual Meeting in person and give notice of your intention to vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?

The Company does. We do not intend to solicit proxies other than by use of the mail, but certain of our employees may contact you by telephone, mail, or otherwise to obtain proxies. None of these employees will receive any extra compensation for doing this.

NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which will reduce our printing and mailing costs. Under this procedure, we will deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family.

We encourage your participation in the householding program. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. As an alternative to householding, you may wish to receive documents electronically. Instructions for consenting to electronic delivery are described below.

What do I need to do to participate in householding?

You do not need to do anything. If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of our annual report, proxy statement for our annual meeting of shareholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement.

Will I still receive my own proxy card?

Yes. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card and notice of shareholders’ meeting for each registered shareholder who shares your last name and lives at your home address.

What do I need to do if I want to continue to receive my own set of proxy materials?

If you object to the householding procedures and want to continue to receive your own separate set of documents, or if you participate in householding but wish in the future to receive individual copies of these documents for any reason, we will deliver a separate copy of these documents to you promptly upon your written or oral request. Such requests should be directed to our Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, telephone (800) 332-3377. If you wish to request householding if members of your household are receiving multiple copies of these documents, you should write or call our Secretary at the same address or phone number listed above.

What if I don’t object to the householding procedures now, but change my mind later?

You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date 30 days before the mailing date of the proxy statement for the prior year’s annual meeting of shareholders. If you would like to opt out of householding for any other shareholders’ meeting that might be scheduled during a given calendar year, we will issue a press release notifying shareholders of the actual deadline for opting out of householding prior to those meetings.

If we do not hear from you by the deadlines described above, you will be deemed to have consented to the delivery of only one set of these documents to your household for future meetings. We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

If you consent to electronic delivery, we will not be householding your documents, so you need not contact us to object to householding.

What happens when a member of my household changes his or her address?

When there is an address change for one of the members of the household, any proxy materials will be sent directly to that shareholder at his or her new address.

Do the householding procedures apply if I hold my shares through a broker, bank or other nominee?

We have been notified that some brokers and banks will household proxy materials. If your shares are held in “street name” by a broker, bank or other nominee, you may request information about householding from your bank, broker or other holder of record.

How can I receive my proxy statement electronically?

As an alternative to receiving printed copies of proxy materials in future years, we offer shareholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future annual reports and proxy statements, you will help us reduce printing and postage costs.

To be eligible for electronic delivery, you must have access to a computer and the Internet and expect to have access in the future. To take advantage of electronic delivery, please indicate your consent by following the instructions provided as you vote by Internet, or go to the website www.proxyvote.com and follow the prompts. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one. However, you will continue to receive your printed proxy card each year, which will contain information regarding the Internet website where you can view the annual report and proxy statement. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet access charges in connection with the electronic delivery of the proxy materials and annual report.

Your consent to electronic delivery will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time at the Internet site www.investordelivery.com or by writing to our Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Principal Holders

The following table indicates the shareholders who have reported beneficial ownership of more than 5% of the Company’s outstanding shares of common stock as of April 3, 2006. The information below is based upon the most recent Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”), except as otherwise known by the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Capital Z Financial Services Fund II, L.P.(2) 54 Thompson Street New York, NY 10012	20,287,736	34.764%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	5,489,431	9.379%

(1)          The percentage of ownership is based on 58,291,212 shares of the Company’s common stock outstanding as of December 31, 2005.

(2)          The shares of common stock beneficially owned by Capital Z Financial Services Fund II, L.P. are directly held by Capital Z Financial Services Fund II, L.P. (20,180,892 shares) and its affiliate Capital Z Financial Services Private Fund II, L.P. (106,844 shares).

(3)          Based upon information contained in a Form 13G filed with the SEC on February 14, 2006 for the period ended December 31, 2005. FMR Corp. (and affiliates) has sole power to vote 725,358 shares and has sole dispositive power over 5,489,431 shares.

Directors and Executive Officers

The following table shows certain information regarding the amount of the Company’s common stock beneficially owned as of April 3, 2006 by (a) the members of the Company’s Board of Directors; (b) the Company’s Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) (the “Named Executive Officers”); and (c) the directors and executive officers of the Company as a group.

Name, Address and Position(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Richard A. Barasch,	2,560,043	(4)	4.3%
Chief Executive Officer and
Chairman of the Board
Barry Averill,	0	(5)	*
Director
Gary W. Bryant,	739,600	(6)	1.3%
Executive Vice President and
Chief Operating Officer
Ted Carpenter,	76,219	(7)	*
Chief Executive Officer of
Heritage Health Systems, Inc.
Bradley E, Cooper,	34,216	(8)	*
Director
Mark M. Harmeling,	69,308	(9)	*
Director
Bertram Harnett,	261,012	(10)	*
Director
Jason J. Israel,	108,646	(11)	*
Chief Operating Officer of
CHCS Services, Inc.
Linda H. Lamel,	9,000	(12)	*
Director
Eric W. Leathers,	1,455	(13)	*
Director
Patrick J. McLaughlin,	76,000	(14)	*
Director
Robert A. Spass,	143,433	(15)	*
Director
Robert A. Waegelein,	631,888	(16)	1.1%
Executive Vice President and
Chief Financial Officer
Robert F. Wright,	200,276	(17)	*
Director
All Directors and Executive Officers as a Group	5,103,939		8.5%

*                    Less than 1%.

(1)          Unless otherwise noted, each person's address is in care of Universal American Financial Corp., 6 International Drive, Suite 190, Rye Brook, New York 10573.

(2)          For purposes of this security ownership table, beneficial ownership includes currently exercisable options and options exercisable within 60 days after April 3, 2006.  Except as otherwise noted below, all shares of Common Stock, vested options and all restricted stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)          The percentage of voting stock owned by each shareholder is calculated by dividing: (1) the number of shares deemed to be beneficially held by such shareholder as of April 3, 2006, as determined in accordance with Rule 13d-3 of the Exchange Act; by (2) the sum of (A) 58,393,444 which is the number of shares of common stock outstanding as of April 3, 2006; plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities held by such shareholder.

(4)          Includes 718,734 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.  Also includes 520,411 shares of common stock which are held directly by, or in trust for, members of Mr. Barasch’s immediate family as to which Mr. Barasch disclaims beneficial ownership.

(5)          Mr. Averill joined the Company on March 30, 2006.

(6)          Address is c/o Universal American Financial Corp., 1001 Heathrow Park Lane, Lake Mary, FL 32746.  Includes 437,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(7)          Includes 36,000 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(8)          Address is c/o Capital Z Management, LLC, 54 Thompson Street, New York, NY 10012.  Mr. Cooper is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z.  In addition, Mr. Cooper owns 5.7% of the voting capital stock of Capital Z Partners, Ltd.  No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd.  Mr. Cooper disclaims beneficial ownership of all shares of the Company’s common stock that are beneficially owned by Capital Z.

(9)          Includes 36,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(10)   Includes 35,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.  Also includes 209,561 shares of common stock which are held in an irrevocable trust for the benefit of Mr. Harnett’s family, of which Mr. Harnett disclaims beneficial ownership.  Mr. Harnett’s adult children are trustees of the trust, and his spouse and adult children are the beneficiaries of the trust.  The trustees of the trust have delegated investment power over the shares held by the trust to Mr. Harnett.

(11)   Includes 66,000 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(12)   Includes 4,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(13)   Address is c/o Capital Z Management, LLC, 54 Thompson Street, New York, NY 10012.  Mr. Leathers is a principal of Capital Z Partners, L.P., the immediate general partner of Capital Z.  Mr. Leathers disclaims beneficial ownership of all shares of common stock that are beneficially owned by Capital Z.

(14)   Includes 36,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(15)   Address is c/o Capital Z Management, LLC, 54 Thompson Street, New York, NY 10012.  Mr. Spass is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company’s common stock that are beneficially owned by Capital Z.

(16)   Includes 405,000 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

(17)   Includes 34,500 shares of the Company’s common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 3, 2006.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting a slate of ten nominees, all of whom currently are serving on the Board.

Pursuant to the terms of the Shareholders’ Agreement, Capital Z currently has the right to nominate three directors and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z has nominated Mr. Bradley E. Cooper, Mr. Eric W. Leathers and Mr. Robert A. Spass for election at the Annual Meeting. Mr. Barasch has nominated Mr. Bertram Harnett and himself for election at the Annual Meeting. Please see “Certain Relationships and Related Transactions - Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.

The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Mr. Barry Averill, Mr. Richard A. Barasch, Mr. Bradley E. Cooper, Mr. Mark M. Harmeling, Mr. Bertram Harnett, Ms. Linda H. Lamel, Mr. Eric W. Leathers, Mr. Patrick J. McLaughlin, Mr. Robert A. Spass, and Mr. Robert F. Wright for election as directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute.

Nominees for Director

Name	Age	Current Position with Company	Director of Company Since
Richard A. Barasch(1)(2)	52	Chairman of the Board, CEO and President	1988
Barry Averill	67	Director	2006
Bradley E. Cooper(1)(3)	39	Director	1999
Mark M. Harmeling(3)(5)	53	Director	1990
Bertram Harnett(1)(2)	83	Director	1996
Linda H. Lamel(3)(4)	62	Director	2003
Eric W. Leathers(2)	32	Director	2004
Patrick J. McLaughlin(1)(2)(4)	48	Director	1995
Robert A. Spass(1)(5)	50	Director	1999
Robert F. Wright(4)(5)	80	Director	1998

(1)          Member of the Executive Committee.

(2)          Member of the Investment Committee.

(3)          Member of the Compensation Committee.

(4)          Member of the Audit Committee.

(5)          Member of the Nominating and Corporate Governance Committee.

Biographical information concerning the director nominees is set forth below.

Richard A. Barasch has served as a Director of the Company since July 1988, as Chairman of the Board since December 1997, as Chief Executive Officer since June 1995 and as President since April 1991. He has served as a director and the President of American Progressive Life and Health Insurance Company of New York since 1991, and he is Chairman of the Board of all of our subsidiaries. Mr. Barasch has held positions with our subsidiaries since their acquisition or organization.

Barry Averill has served as a Director of the Company since March 2006. Since 2003, Mr. Averill has served as the President of Averill Management Enterprises, Inc., a consulting firm specializing in the managed healthcare industry. From 2000 to 2003, Mr. Averill served as President of Health Net of the Northeast, Inc. Prior to that, Mr. Averill worked at Humana, Inc. (from 1991 to 2000), serving as its Regional Vice President beginning in 1998. Mr. Averill also was the President and CEO of Michael Reese Health Plan, Inc. (from 1984 to 1991). Mr. Averill has served as the President and as a member of the Boards of Directors of many professional organizations within the managed care industry, including the Illinois HMO Association, Group Health Association of America, American College Health Association, and the Accreditation Association for Ambulatory Health Care.

Bradley E. Cooper has served as a Director of the Company since July 1999. Mr. Cooper is a Senior Vice President, Director, Partner and co-founder of Capital Z, which owns 34.7% of our outstanding common stock. Prior to founding Capital Z in 1998, Mr. Cooper served in similar roles at Insurance Partners, L.P. (from 1994 to 1998) and International Insurance Advisors, L.P. (from 1990 to 1994). Prior to that, Mr. Cooper was an investment banker in the Financial Institutions Group at Salomon Brothers, inc. (from 1988 to 1990). Mr. Cooper currently serves on the board of directors of CERES Group, Inc. and PXRE Group, Ltd..

Mark M. Harmeling has served as a Director of the Company since July 1990. He also served as a Director of American Progressive from 1992 to 1999. Mr. Harmeling is a Senior Managing Director at Colony Realty Partners, LLC. He was previously a Partner of TA Associates Realty, a pension fund advisory firm from 2001 to 2004. Prior to joining TA Associates, Mr. Harmeling worked for several real estate companies, the longest tenure of which was as President of Bay State Realty Advisors.

Bertram Harnett has served as a Director of the Company since June 1996. Mr. Harnett has been a practicing lawyer since 1948 and has been President of the law firm of Harnett Lesnick & Ripps P.A., Boca Raton, Florida and its predecessors since 1988. He is the author of treatises on insurance law and is a retired Justice of the New York State Supreme Court.

Linda H. Lamel has served as a Director of the Company since June 2003. She also serves as a director and member of the Audit Committee of American Progressive Life and Health Insurance Company of New York, a wholly-owned subsidiary of the Company, since 2005. Ms. Lamel is an attorney and consultant in private practice. She was CEO of Claims online, a technology company specializing in insurance claims processing, from 2000 to 2002. Previous to that, Ms. Lamel was Executive Director of the Risk and Insurance Management Society, an association of corporate insurance buyers (from 1997 to 2000), Vice-President of TIAA-CREF regarding their group insurance operation (from 1988 to 1996), President of The College of Insurance (from 1983 to 1988), and Deputy Superintendent of the Insurance Department of New York (from 1977 to 1983).

Eric W. Leathers has served as a Director of the Company since February 2004. He is a Principal of Capital Z, which owns 34.7% of our outstanding common stock. Prior to joining Capital Z in August 1998, Mr. Leathers was an investment banker with Donaldson, Lufkin & Jenrette, where he specialized in mergers and acquisitions, corporate financings, and private equity transactions within the insurance industry. Mr. Leathers serves on the board of directors of SBJ Group, Ltd.

Patrick J. McLaughlin has served as a Director of the Company since January 1995. Mr. McLaughlin has been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that, he was an Executive Vice president and Chief Investment Officer of Life Partners Group, Inc., Managing Director of Corning & Company and Senior Vice President and chief Investment Officer of ICH Corporation.

Robert A. Spass has served as a Director of the Company since July 1999. Mr. Spass is the chairman of the board, a partner and co-founder of Capital Z, which owns 34.7% of our outstanding common stock. Prior to founding Capital Z in 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P. (from 1994 to 1998). Prior to the formation of Insurance Partners, L.P., Mr. Spass was President and CEO of International Insurance Advisors L.P. (from 1990 to 1994). Prior to that, Mr. Spass was a Director of Investment Banking at Salomon Brothers (from 1984 to 1990) and Senior Manager for Peat Marwick Main & Co. (from 1978 to 1984). Mr. Spass serves on the board of directors of CERES Group, Inc., Endurance Holdings, Inc., Aames Investment Corp., and USI Holdings Corporation.

Robert F. Wright has served as a Director of the Company since June 1998. Mr. Wright has been President of Robert F. Wright Associates, Inc. since 1988. Prior to that, Mr. Wright was a senior partner of the public accounting firm of Arthur Andersen LLP. Mr. Wright is a director of Delphi Financial Group Inc., Reliance Standard Life Insurance Company (and its affiliates), GVA Williams, The Navigators Group, Inc. and USI Holdings Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF
THE NOMINEES NAMED ABOVE.

Director Independence

The Board of Directors has reviewed the independence of the Directors of the Company in accordance with NASDAQ listing standards. During this review, the Board considered transactions and relationships between each director and any member of his or her immediate family and the Company, its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that eight of our ten Directors are independent, as that term is defined by current NASDAQ listing standards. The non-independent Directors are Richard Barasch, Chief Executive Officer of the Company, and Bertram Harnett, a shareholder in the law firm of Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $443,811 in 2005, $502,240 in 2004 and $490,258 in 2003 for legal services rendered to, and fees associated with Mr. Harnett’s service as a director of, the Company.

Directors’ Cash Compensation

For the first three quarters of 2005, each non-employee director of the Company was paid an annual fee of $10,000, payable quarterly, or a pro rated portion thereof for persons not serving the full fiscal year. The chairperson of our Audit Committee and the chairperson of our Investment Committee each received an additional fee of $20,000 as compensation for his services as committee chairperson. The chairperson of our Compensation Committee and the chairperson of our Nominating and Corporate Governance Committee each received an additional fee of $10,000 as compensation for his or her services as committee chairperson. In addition, each non-employee director also was reimbursed for his travel and related expenses incurred in connection with his or her Board and Board committee activities.

Effective as of October 1, 2005, as a result of an independent study recommended by the Compensation Committee and approved by the Board, the annual retainer for non-employee directors was increased from $10,000 to $25,000. Also effective as of October 1, 2005, the members of our Audit Committee (other than the chairperson) each received an additional fee of $10,000 as compensation for his or her services as an Audit Committee member.

For the first three quarters of 2005, each non-employee director received compensation of $1,000 for attendance at each in-person Board meeting. The in-person Board meeting fees were changed effective as of October 1, 2005. All other fees, as discussed below, remained unchanged. Effective as of October 1, 2005, each non-employee director received compensation of $1,500 for attendance at each in-person Board meeting. During 2005, each non-employee director also received compensation of $500 for attendance at each telephonic Board meeting, $1,000 for attendance at each in-person committee meeting and $500 for attendance at each telephonic committee meeting.

The Company does not pay director fees to its employee directors, who currently consist of Richard A. Barasch.

Directors’ Stock Options

Prior to October 1, 2005, each non-employee director of the Company was annually granted options to purchase 4,500 shares of the Company’s common stock under its 1998 Incentive Compensation Plan in consideration for each director’s annual service on the Board. As a result of an independent study recommended by the Compensation Committee and approved by the Board, the annual stock option grant for non-employee directors was increased from 4,500 options to 5,000 options effective as of October 1, 2005.

In 2005, each non-employee director of the Company was granted aggregate options to purchase 4,833 shares of common stock in consideration for his or her service on the Board. On May 26, 2005, each non-employee director was granted 4,500 options (the “May Options”) at an exercise price of $18.78 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. The May Options vest annually over three years, subject to the individual’s continued service on the Board on the scheduled date of vesting, and will terminate on May 26, 2015. On October 1, 2005, each non-employee director was granted his or her pro-rata share of the increase in the annual option grant, or 333 options (the “October Options”), at an exercise price of $22.67 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. The October Options vest annually over three years, subject to the individual’s continued service on the Board on the scheduled date of vesting, and will terminate on October 1, 2010.

From time to time, non-employee directors of the Company may be granted additional options in consideration for providing services on the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During 2005, the Board of Directors met 11 times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she served as a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

The Board of Directors of the Company has regularly scheduled executive sessions consisting only of independent directors.  These executive sessions typically occur immediately following each regularly scheduled meeting of the Board of Directors, or at any other time and place as the independent directors may determine.

Committees of the Board of Directors

The Board of Directors has five standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Investment Committee and the Executive Committee. Committee membership for each of our directors is identified in the table under the heading, “Nominees for Director” under “Proposal No. 1 - Election of Directors” above.

Audit Committee.   Our Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements, the independence and qualifications of the Company’s independent auditors, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s disclosure controls and procedures and internal controls, and the compliance by the Company with legal and regulatory requirements. The Audit Committee also is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates pursuant to a charter approved by the Audit Committee and the Board. The charter is posted on the Company’s website at www.uafc.com. The Audit Committee met ten times during 2005. The current members of the Audit Committee are Robert F. Wright (chairperson), Linda H. Lamel and Patrick J. McLaughlin. Each of these members is independent under SEC and NASDAQ rules and listing standards currently in effect. The Board has determined that Robert F. Wright is an “audit committee financial expert,” as defined by SEC rules and regulations.

Compensation Committee.   Our Compensation Committee has the oversight responsibility with respect to executive compensation and works with management to develop clear relationships between pay levels, financial performance and returns to shareholders, in order to align the Company’s compensation structure with its organizational objectives. Further detail regarding the functions of the Compensation Committee is provided below, under the heading “Report of the Compensation Committee on Executive Compensation.”  The Compensation Committee met five times during 2005. The current members of the Compensation Committee are Linda H. Lamel (chairperson), Bradley E. Cooper and Mark M. Harmeling. The Board has determined that each of these members is independent under NASDAQ listing standards currently in effect.

Executive Committee.   Our Executive Committee has the authority to act between Board meetings on behalf of the Board, on all matters allowed by law. The Executive Committee did not meet during 2005. The current members of the Executive Committee are Robert A. Spass (chairperson), Richard A. Barasch, Bradley E. Cooper, Bertram Harnett and Patrick McLaughlin.

Investment Committee.   Our Investment Committee reviews the Company’s investment policy and guidelines and portfolio performance. The Investment Committee met twelve times during 2005. The current members of the Investment Committee are Patrick J. McLaughlin (chairperson), Richard A. Barasch, Bertram Harnett and Eric Leathers.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the Annual Meeting of shareholders, recommending to the Board the director nominees for each Board committee, leading the Board in its annual review of the Board’s performance, overseeing the annual review of the Chief Executive Officer’s performance, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in the Company’s corporate governance. In performing its responsibilities, the Nominating and Corporate Governance Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on the Company’s website at www.uafc.com. The Nominating and Corporate Governance Committee met three times during 2005. The current members of the Nominating and Corporate Governance Committee are Robert F. Wright (chairperson), Mark M. Harmeling and Robert A. Spass. Each of these members is independent under NASDAQ listing standards currently in effect.

The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Nomination of Directors

The Nominating and Governance Committee seeks to create a Board that is strong in its collective judgment, skill, diversity, experience and business judgment. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at individuals who have displayed high ethical standards, integrity and sound business judgment, taking into account the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes, and the extent to which the candidate otherwise would be a desirable addition to the Board and any committees of the Board. The composition of the Board should balance the following goals:

•       The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

•       The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•       A majority of the Board shall consist of directors who are neither officers nor employees of the Company or its subsidiaries, nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise independent under NASDAQ and SEC rules.

In evaluating current directors for re-nomination to the Board, the Nominating and Corporate Governance Committee assesses the performance of each such director, as well as the challenges and needs of the Company.

The Nominating and Governance Committee will review a summary of the nominee’s qualifications, including materials provided by outside search firms or other parties. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Nominating and Governance Committee Charter, including:

•       experience in corporate governance, such as an officer or former officer of a publicly held company;

•       experience in the Company’s industry;

•       experience as a board member of another publicly held company; and

•       academic expertise in an area of the Company’s operations.

The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board; the balance of management and independent directors; senior leadership experience and the need for financial and accounting expertise; the ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and a diversity of viewpoints, background, experience and other factors.

The Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

The Nominating and Corporate Governance Committee will ensure that a majority of the directors on the Board are independent in accordance with NASDAQ listing criteria. It also will ensure that the members of the Board maintain the requisite qualifications under NASDAQ listing standards and SEC rules for membership on the Audit, Compensation, and Nominating and Corporate Governance Committees.

The Nominating and Corporate Governance Committee will consider potential nominations for Board membership suggested by its members and other Board members, as well as by members of management and the Company’s shareholders. The Nominating and Corporate Governance Committee considers nominations for director made by shareholders of the Company in accordance with the procedures for submission of proposals as described under “Shareholder Communications with the Board of Directors” and “Shareholder Proposals” in this Proxy Statement; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder’s intent to make such nomination has been provided to our Secretary as described under “Shareholder Proposals” in this Proxy Statement. The Nominating and Governance Committee will review and evaluate such shareholder nominations in the same manner as it evaluates all other nominees. In addition, the Company may, at the request of the Nominating and Corporate Governance Committee, retain outside search firms to identify prospective Board nominees.

Pursuant to the terms of the Shareholders’ Agreement, Capital Z currently has the right to nominate three directors, and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z and Mr. Barasch each are required to vote for the director(s) nominated by the other. Capital Z has nominated Mr. Bradley E. Cooper, Mr. Eric W. Leathers and Mr. Robert A. Spass for election at the Annual Meeting. Mr. Barasch has nominated Mr. Bertram Harnett and himself for election at the Annual Meeting. The Nominating and Corporate Governance Committee has approved these nominees for director. Please see “Certain Relationships and Related Transactions - Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.

Shareholder Communications with the Board of Directors

The Company makes every effort to ensure that the views of shareholders are heard by the Board or individual directors, as applicable. Shareholders may communicate with the Board, any of its constituent committees or any member thereof by means of a letter addressed to the Board, its constituent committees or individual directors.

All shareholder communications must (1) be sent to the Chairperson of the Nominating and Governance Committee of the Board of Directors of the Company at the address of the Company, (2) be in writing, (3) be signed by the shareholder sending the communication, (4) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, any other committee of the Board of Directors or an individual director, (5) if the communication relates to a shareholder proposal or director nominee, identify the number of shares held by the shareholder, the length of time such shares have been held, and the shareholder’s intention to hold or dispose of such shares, provided, however, that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain shareholder proposals or shareholder nominations from shareholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (6) if the communication relates to a director nominee being recommended by the shareholder, must include the appropriate consent and biographical information of the candidate. Please see “Shareholder Proposals” for further information.

Upon receipt of a shareholder communication that is compliant with the requirements identified above, the Chairperson of the Nominating and Governance Committee of the Board of Directors shall promptly deliver such communication to the appropriate board or committee member(s) identified by the shareholder as the intended recipient of such communication.

The Chairperson of the Nominating and Governance Committee of the Board of Directors may, in his or her sole discretion and acting in good faith, provide copies of any such shareholder communication to any one or more directors and executive officers of the Company, except that in processing any shareholder communication addressed to the independent directors, the Chairperson of the Nominating and Governance Committee of the Board of Directors may not copy any member of management in forwarding such communication to such directors.

Attendance at the Annual Meeting

The Company has a policy to encourage the members of the Board to attend our annual meetings. All of the members of the Board at the time of the Company’s 2005 Annual Meeting of Shareholders attended the 2005 Annual Meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers, employees, and all subsidiaries and entities controlled by the Company, a copy of which is posted on the Company’s corporate website at www.uafc.com. The Company intends to disclose any substantive amendment or waivers to such code.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee of the Board of Directors of the Company serves as an independent and objective party to monitor and provide general oversight of the Company’s financial accounting and reporting process, selection of critical accounting policies, system of internal control, audit process for monitoring compliance with laws and regulations, and the Company’s standards of business conduct. The Audit Committee operates under a written amended charter originally adopted by the Board of Directors on June 7, 2000, which can by found on the Company’s corporate website, www.uafc.com. Among other matters, the Audit Committee, in its oversight role, reviews and reassesses the adequacy of the charter and the performance of the Audit Committee thereunder at least annually.

During 2005, the members of the Audit Committee were Robert F. Wright (chairperson), Linda H. Lamel and Patrick J. McLaughlin. Each member of the Audit Committee was and is an independent director as determined by the Company’s Board of Directors, based upon the NASDAQ listing rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of audit committees. In addition, the Board of Directors has determined that Robert F. Wright is an “audit committee financial expert,” as defined by SEC rules and regulations.

Review of the Company’s Financial Statements

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors, Ernst & Young LLP, all annual and quarterly financial statements prior to their issuance. This process includes an assessment of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements. During fiscal 2005, management advised the Audit Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles generally accepted in the United States of America, and management reviewed significant accounting and disclosure issues with the Audit Committee.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as currently in effect, and, with and without management present, reviewed and discussed the results of Ernst & Young LLP’s examination of the annual financial statements.

The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. In connection with these discussions, the Audit Committee obtained from Ernst & Young LLP a formal written statement describing all relationships between it and the Company that might bear on the auditors’ independence from the Company and its management. The Audit Committee further discussed with management and Ernst & Young LLP any relationships that might have impacted or may impact the auditors’ objectivity and independence, and has satisfied itself as to Ernst & Young LLP’s independence.

During 2005, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program and the steps taken to implement recommended improvements in internal controls and procedures. The Audit Committee’s meetings include, whenever appropriate, executive sessions with Ernst & Young LLP and with the Company’s internal auditor, in each case without the presence of the Company’s management, to raise and discuss any issues or concerns that they may have had about the adequacy and proper, timely functioning of the Company’s control, reporting, disclosure and compliance systems and procedures.

In performing all of these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, who, in its report, expresses an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s reviews and discussions noted above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also has recommended that Ernst & Young LLP be selected as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Submitted by
The Audit Committee of Universal American Financial Corp.
Robert F. Wright, Chairperson
Linda H. Lamel
Patrick J. McLaughlin

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Biographical information concerning Richard A. Barasch, the Company’s Chief Executive Officer, who also serves as a director, is set forth above under the caption “Proposal No. 1—Election of Directors.”  Biographical information concerning the Company’s remaining executive officers is set forth below.

Gary W. Bryant, 56, has served as Executive Vice President of the Company since June 1995 and Chief Operating Officer of the Company since June 2000. He has also been a Director, President and Chief Executive Officer of American Pioneer since April 1983, Vice Chairman of American Progressive and Pennsylvania Life since 2001 and a Director, President and Chief Executive Officer of American Exchange since December 1997. In addition, Mr. Bryant has served as a Director and President of Constitution Life, Marquette, Peninsular Life and Union Bankers since March 2000.

Theodore M. Carpenter, Jr., 58, has served as Chief Executive Officer of Heritage Health Systems, Inc. since May 2005, and was its Executive Vice President and Chief Operating Officer from 1999 to 2005. Prior to joining Heritage, Mr. Carpenter worked for Kaiser Permanente for over 20 years; his last five years as President of Kaiser Foundation Health Plan of North Carolina.

Jason J. Israel, C.P.A., 53, has served as Senior Vice President, Administration of the Company since March 2004 and as Chief Operating Officer and a Director of CHCS Services, Inc. since July 2002. Previously, Mr. Israel was President and Director of Bankers Insurance Group’s Property and Casualty Companies from January to June, 2002. From January 2000 to January 2002, Mr. Israel was President and Director of JASCO Consulting Corp. From 1986 to 2000, he was employed by American Bankers Insurance Group serving as Executive Vice President of Administration. From 1978 to 1986, Mr. Israel was employed by Price Waterhouse as a Senior Audit Manager. From 1974 to 1978, he was employed by SD Leidesdent & Co. as an Audit Senior.

Gary Jacobs, 55, has served as Senior Vice President, Corporate Development of the Company since 2002. He also has served as President of CHCS Services, Inc. since 1995, a Director and Senior Vice President of American Pioneer Health Plans, Inc., Senior Vice President, Managed Care of American Pioneer Life Insurance Company and American Progressive, a Director and President of Ameri-Plus Preferred Care, Inc. and CHCS, Inc., a Director of Eagle Life, and President of WorldNet Services Corp. Prior to joining the Company, Mr. Jacobs served as a Franchisee and Executive Director of Staff Builders Home Health Care of Broward County and as President of HMI a  Public HMO Management and Consulting Company.

Lisa M. Spivack, 36, has served as Senior Vice President, General Counsel and Secretary of the Company since March 2005. Prior to joining the Company, Ms. Spivack served as Vice President, Associate General Counsel and Assistant Secretary of ImClone Systems Incorporated from 2003 to 2005, and as a corporate attorney in private practice since 1994, most recently with the law firm of Pryor Cashman Sherman & Flynn LLP in New York, New York, specializing in corporate governance and corporate and securities transactions and compliance, from 1997 to 2003.

Robert A. Waegelein, C.P.A., 45, has served as Executive Vice President and Chief Financial Officer of the Company since October 1990 and has been Chief Financial Officer and a Director of each of our subsidiaries since they were acquired or organized. Prior to that, Mr. Waegelein, a certified public accountant, was employed by KPMG Peat Marwick LLP, the Company’s then independent public accountants, in positions of increasing responsibility, finally serving as Senior Manager.

EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and the Named Executive Officers for each of the Company’s last three fiscal years.

Summary Compensation Table

						Long-TermCompensation
	Annual Compensation(1)					Awards
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	LTIP Payouts	All Other Compensation(4)
Richard A. Barasch	2005	$764,909		$803,154	—	$150,000	—	—	$4,000
Chairman and Chief	2004	737,222		1,300,000	—	190,000	—	—	4,000
Executive Officer	2003	715,750		1,185,000	—	150,000	—	—	4,000
Gary W. Bryant	2005	390,000		204,750	—	150,000	—	—	4,000
Executive Vice	2004	362,750		335,000	—	190,000	—	—	4,000
President and	2003	333,250		278,000	—	150,000	—	—	4,000
Chief Operating
Officer
Robert A. Waegelein	2005	340,000		178,500	—	150,000	—	—	4,000
Executive Vice	2004	307,500		300,000	—	190,000	—	—	4,000
President and	2003	265,000		221,000	—	150,000	—	—	4,000
Chief Financial Officer
Jason J. Israel	2005	300,000		157,500	—	125,000	—	—	4,000
Chief Operating	2004	283,671		225,000	—	160,000	—	—	4,000
Officer of	2003	264,328		217,000	—	150,000	—	—	4,000
CHCS Services, Inc
Theodore M. Carpenter, Jr.(5)	2005	297,394		162,225	—	125,000	—	—	4,000
Chief ExecutiveOfficer	2004	169,663	(6)	180,000	—	160,000	—	—	4,000
of Heritage Health	2003	—		—	—	—	—	—	—
Systems, Inc.

(1)           The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus and any other annual compensation earned by each Named Executive Officer during the stated fiscal year.

(2)           Excludes perquisites and other personal benefits for each Named Executive Officer which in the aggregate did not equal or exceed the lesser of $50,000 or 10% of such individual’s base salary plus bonus.

(3)           The Named Executive Officers were awarded restricted shares of our common stock on various dates. These shares are shown at the fair market value of our common stock on the date of the award.

(4)           The amounts in this column represent the value of our common stock contributed by the Company under the 401(k) plan as matching contributions to the plan on behalf of the Named Executive Officer.

(5)           Mr. Carpenter joined the Company in May 2004.

(6)           Represents Mr. Carpenter’s salary earned for 2004 as paid by the Company following its acquisition of Heritage Health Systems in May 2004.

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. The following chart summarizes certain terms of these employment agreements:

Name	Current Salary	Initial Employment Term	Expiration Date(1)
Richard A. Barasch	$787,856	Three years	July 30, 2006
Gary W. Bryant	$401,700	Two years	July 30, 2006
Robert A. Waegelein	$350,200	Two years	July 30, 2006
Jason J. Israel	$309,000	One year	June 17, 2006
Theodore M. Carpenter, Jr.	$318,270	One year	May 28, 2006

(1)          Each employment agreement provides for automatic one-year extensions of the term of the employment agreement unless the Company or the Named Executive Officer party to such employment agreement provides the other party prior written notice, pursuant to the terms of the applicable employment agreement, before the expiration of any employment term.

Each employment agreement provides that the Named Executive Officer party to such agreement will be paid an annual salary as determined by such agreement in regular installments in accordance with the Company’s usual payment practice. Annual increases shall be determined at the discretion of the Board. In addition, the Named Executive Officers will also receive an annual bonus based on the achievement of personal and corporate goals established by the Board.

Additionally, the Named Executive Officers are eligible to receive an additional compensation in the form of restricted stock and grants of stock options in accordance with the 1998 Incentive Compensation Plan.

The Named Executive Officers are entitled to benefits under the Company’s employee benefit plans on the same basis as those benefits are made available to other senior executives of the Company. All reasonable business expenses will be reimbursed to the executives in accordance with Company policies. In addition, each Named Executive Officer’s employment agreement outlines his and the Company’s obligations under various termination events. The employment agreement of each of the Named Executive Officers other than Mr. Israel also contains a non-competition clause.

The employment agreements also provide severance in the event of termination of the Named Executive Officer by the Company without cause or if the Named Executive Officer resigns for good reason, as each such term is defined in the employment agreements. Mr. Barasch’s employment agreement provides that he is entitled to, among other things, (1) a lump sum payment equal to two times his base salary plus the lesser of (a) his bonus for the fiscal year prior to termination or (b) his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for a 24 month period, and (3) accelerated vesting of all equity awards and the opportunity to exercise awards for one year following such termination. The employment agreements for Messrs. Bryant and Waegelein provide that they are each entitled to, among other things, (1) a lump sum payment equal to his base salary and (2) continued coverage under the Company welfare benefit plans available to senior executives for an 18-month period. The employment agreement for Mr. Israel provides that he is entitled to, among other things, a lump sum payment equal to his base salary. The employment agreement for Mr. Carpenter provides that he is entitled to, among other things, (1) a lump sum payment equal to two times his base salary and (2) continued coverage under the Company welfare benefit plans available to senior executives for a 12 month period.

In addition, Mr. Barasch’s employment agreement provides that if he is terminated without cause or he resigns for “good reason” within 12 months after a “change of control”, as each such term is defined in his employment agreement, then, in addition to his severance payments described in the preceding paragraph, Mr. Barasch is entitled to receive, among other things, (1) an additional lump sum payment equal to two times his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for an additional 12-month period, and (3) the value of full vesting of Mr. Barasch’s account balance under the Company’s 401(k) plan. The employment agreement for each of Messrs. Bryant and Waegelein provides that if such Named Executive Officer is terminated without cause or resigns for “good reason” within 12 months after a “change of control”, as each such term is defined in such Named Executive Officer’s employment agreement, then, in addition to his severance payments described in the preceding paragraph, such Named Executive Officer is entitled to receive, among other things, (1) an additional lump sum payment equal to one-half his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for an additional six month period, and (3) the value of full vesting of such Named Executive Officer’s account balance under the Company’s 401(k) plan. The employment agreement for Mr. Israel provides that if the Company is sold and he is not offered an appropriate job by a new owner, then he is entitled to receive a lump sum payment equal to his base salary. Mr. Carpenter’s employment agreement does not grant him additional payments upon a change in control other than those set forth in the preceding paragraph in connection with a resignation for “good reason.”

Option Grants In Fiscal 2005

There were no options to purchase common stock granted to the Named Executive Officers during 2005.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

The following table sets forth aggregated option exercises during 2005 by the Named Executive Officers, and the value of the options held by such persons on December 31, 2005, whether or not exercisable on such date.

			Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Richard A. Barasch	35,000	446,500	703,550	217,867	8,354,787	2,577,038
Gary W. Bryant	60,000	1,201,100	420,000	110,000	4,838,990	1,278,975
Robert A. Waegelein	10,000	128,100	387,500	97,500	4,469,475	1,129,850
Jason J. Israel	—	—	64,500	3,000	535,995	28,530
Theodore M. Carpenter, Jr.	—	—	24,000	36,000	105,120	157,680

(1)          The values were calculated using the closing market price of the Company’s common stock on December 31, 2005 ($15.08 per share as reported by the NASDAQ National Market on that date) and exercise prices ranging between $2.00 and $10.70 for exercisable options and ranging between $3.15 and $10.70 for unexercisable options.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Shareholders	4,817,997	(1)	$6.81	1,807,022	(2)
Equity Compensation Plans Not Approved by Shareholders	5,234	(3)	$4.79	0	(4)
Total	4,823,230		$6.81	1,807,022

(1)          Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the 1998 Incentive Compensation Plan.

(2)          Securities remaining available for issuance under the 1998 Incentive Compensation Plan. Shares of our common stock may also be issued in connection with SARs, restricted stock and other Awards.

(3)          Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers filed on Form S-2, the material terms of which are summarized below.

(4)          The Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers were terminated as of December 31, 2001.

Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers

In connection with the acquisition of Pennsylvania Life Insurance Company, the Company adopted additional stock option plans for agents and regional managers of the Career segment. The Career agents and managers were eligible to earn stock and stock options based on new premium production at predetermined exercise prices. A total of 1,486,730 shares were eligible for award under this plan, which ended at December 31, 2001. Options and stock awarded to agents under this plan cliff vest 24 months after the end of the year of option grant and expire at the earliest of the termination date as an agent or 30 days after the option becomes exercisable.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company is composed solely of independent directors as defined under NASDAQ rules. During 2005, Bradley E. Cooper, Mark M. Harmeling and Linda H. Lamel served on the Compensation Committee.

Executive Compensation Philosophy

The Compensation Committee reviews and recommends to the Board the compensation of the Company’s executive officers (including the Named Executive Officers). The Company’s general executive compensation philosophy is based on the premise that compensation must relate to both the Company’s and the executive officer’s annual performance, and should be set at levels that support the Company’s business strategies and long-term objectives while being closely aligned with the shareholders’ interests. The elements of the executive compensation package are base salary, an annual performance-based cash bonus and equity-based incentive compensation, such as stock options and restricted stock awards.

The objective of the Company’s compensation program is to provide a total compensation package that will enable the Company to:

•       attract, motivate and retain outstanding individuals;

•       align the financial interests of those individuals with the interests of the Company’s shareholders;

•       reward those individuals for increasing levels of profit and shareholder value; and

•       encourage management’s stake in the long-term performance and success of the Company.

The Compensation Committee annually considers the appropriate combination of cash and equity-based compensation, and weighs the competitiveness of the Company’s overall compensation arrangements in relation to comparable healthcare and insurance companies and publicly traded companies of similar revenue and size. The Company also rewards its executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive bonus permits team and individual performance to be recognized and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value and thus shareholder value. This use of equity compensation directly relates a significant portion of each executive officer’s long-term remuneration to the Company’s stock price, and thus aligns the executive’s compensation with the interests of the Company’s other shareholders.

In establishing base salaries, performance-based cash bonuses, and equity-based awards, the Compensation Committee considers the executive’s annual review, periodic compensation surveys, awards given to the executive in past years, progress toward or attainment of personal and corporate goals and objectives including performance, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders. The Compensation Committee does not use set formulas, and may accord different weight at different times to different factors for each executive. The Compensation Committee retains compensation consultants to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company’s executive officers and key employees, as well as to guide the Company in the development of short-term and long-term individual performance objectives necessary to achieve long-term profitability. Compensation consultants are engaged by, and report directly to, the Compensation Committee.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and certain other executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Compensation Committee will continue to rely on performance-based compensation programs for the Company’s executive officers. These programs will be designed to meet, in the best possible manner, future corporate business objectives. However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its shareholders.

Base Salary

The Compensation Committee establishes base salaries each year by assessing overall Company performance, executive officer performance and experience, length of service, changes in executive officer responsibilities and relevant industry survey finding. The Compensation Committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership, and involvement in industry groups. The weight given such factors by the Compensation Committee may vary from executive to executive.

The Company’s policy is to target executive base salaries each year at a level intended to be within the competitive market range of comparable companies. Individual salaries are generally established in alignment with this target to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance. The Compensation Committee believes that the base salaries of the current executive officers are within the competitive market range of comparable companies.

Annual Bonus Compensation

The Compensation Committee makes recommendations to the Board for awards of cash incentive bonuses to the Company’s executive officers. This incentive compensation is designed to provide financial rewards for the achievement of individual and Company goals and other performance objectives approved annually by the Compensation Committee. Incentive compensation objectives are designed to motivate the Company’s officers and to encourage growth while taking into account non-routine factors that may be integral to the success of the Company. The fiscal year 2005 cash bonuses paid to our Named Executive Officers were, in the aggregate, 71.9% of their 2005 annualized aggregate base salaries.

Equity Compensation

An important component of the Company’s executive compensation program is the award of equity-based compensation, including stock options and restricted stock. The Compensation Committee believes that the use of equity-based compensation provides a vital link between the long-term results achieved for the Company’s shareholders and the rewards provided to executive officers by motivating the executive officers to remain focused on the overall long-term performance of the Company by aligning employees’ interests with shareholders’ interests.

All stock options are granted at the fair market value of the Company’s stock on the date of grant. The Compensation Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards, with from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to the Company.

There were no stock options awarded to the Company’s Named Executive Officers during 2005. The total aggregate restricted stock awarded to the Company’s Named Executive Officers for fiscal year 2005 amounted to 53,745 shares, or 0.1% of the aggregate outstanding shares of the Company during 2005.

401(k) Savings Plan

The Company maintains a tax-qualified 401(k) savings plan for its eligible employees known as the Universal American Financial Corp. 401(k) Savings Plan (the “401(k) Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. Employees who have attained age 21 and completed 90 days of service with the Company are eligible to participate in the 401(k) Plan by contributing through payroll deductions up to 100% of their base salary on a pre-tax basis up to the annual aggregate contribution limits imposed by law or regulation. The participating employee is not taxed on these contributions until they are distributed. The Company makes discretionary matching contributions to the 401(k) Plan on behalf of eligible participants in any plan year. Currently, the Company matches employee contributions with Company common stock in amounts equal to 100% of the employee’s first 1% of contributions and 50% of the employee’s next 4% of contributions to a maximum matching contribution of 3% of the employee’s eligible compensation. In 2005, the Company made discretionary matching contributions of $4,000 in the Company’s common stock to each of the Company’s Named Executive Officers. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching contributions made on their behalf after two years of service with the Company at a rate of 25% per year.

Perquisites and Other

In 2005, the Company provided personal-benefit perquisites to certain executive officers. There are no outstanding loans of any kind to any executive officer, and since 2002, federal law has prohibited any new company loans to executive officers. The Company expects its executive officers to be role models under its Code of Business Conduct and Ethics, which is applicable to all employees including the Company’s Chief Executive and senior financial officers. The Company’s executive officers are not entitled to operate under lesser standards.

Chief Executive Officer Compensation

The Compensation Committee determines Mr. Barasch’s compensation consistent with the principles noted above and the terms of his employment agreement, dated July 30, 1999, which provides the Compensation Committee discretion in determining his base compensation and target bonuses. Mr. Barasch’s 2005 base salary was $764,909 (for the 12 months from April 1, 2005 to March 31, 2006), an increase of 3% over his 2004 base salary for the prior 12 month period. Mr. Barasch’s 2005 base salary was established based on the Compensation Committee’s review of his performance in 2004 and according to the terms of his employment agreement.

The Compensation Committee acknowledged the extraordinary effort of Mr. Barasch and the other officers of the Company during a challenging year that included entrance into a new and difficult business. In recognition of Mr. Barasch’s performance in 2005 and the achievement of certain operating goals that had been set for 2005, the Compensation Committee awarded him a cash bonus of $803,154, or 105% of his 2005 base salary. Additionally, Mr. Barasch was awarded 9,772 restricted shares of the Company’s common stock which vest in equal increments over a four-year period. In determining these bonus amounts, the Compensation Committee considered the Company’s performance over the past several years and, specifically, the Company’s performance in 2005 in relation to established goals, and compared that performance to prior years’ results. The Compensation Committee believes that Mr. Barasch’s total compensation earned for fiscal 2005 (including salary, bonus and the restricted stock grant) is appropriate in light of his strong leadership, together with his achievements and the progress in furthering the Company’s operational initiatives.

The Compensation Committee has set Mr. Barasch’s 2006 base salary (for the 12 months beginning April 1, 2006) at $787,856, representing an increase of 3% over his 2005 base salary. The Compensation Committee has set Mr. Barasch’s target bonus for 2006 at 150% of his base salary.

Submitted by
The Compensation Committee of Universal American Financial Corp.
Linda H. Lamel, Chairperson
Bradley E. Cooper
Mark M. Harmeling

The foregoing Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement), except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Committee Interlocks and Insider Participation

During 2005, the following directors served on the Compensation Committee: Bradley E. Cooper, Mark M. Harmeling and Linda H. Lamel. No member of the Company’s Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries. There are no interlocking relationships involving the Company’s Compensation Committee and the board of directors or compensation committee of any other company which would require disclosure under the executive compensation rules of the SEC.

Performance Graph

The following graph compares cumulative total shareholder returns on the Company’s common stock from December 31, 2000 through December 31, 2005 to The NASDAQ Stock Market (U.S. Companies) Total Return Index and The NASDAQ Insurance Stocks Total Return Index. The NASDAQ Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ SmallCap Market. The NASDAQ Insurance Stocks Total Return Index represents NASDAQ listed companies classified according to the FTSE™ Global Classification System as Insurance or Life Assurance. They include insurance brokers, non-life insurance, re-insurance, other insurance, and life assurance.

The graph assumes that the value of the investment in the Company’s Common Stock and in the above-referenced indices was $100 at December 31, 2000 and that all dividends were reinvested. The price of the Company’s common stock on December 31, 2000 (on which the graph is based) was $3.938. The shareholder return shown on the following graph is not necessarily indicative of future performance.

Comparison of Cumulative Total Return Among
Universal American Financial Corp.’s Common Stock,
NASDAQ Stock Market (U.S. Companies) Total Return Index and
NASDAQ Insurance Stocks Total Return Index

	2000	2001	2002	2003	2004	2005
Universal American Financial Corp.	100.00	172.44	147.78	251.43	392.89	382.99
NASDAQ Stock Market	100.00	79.32	54.84	82.0	89.23	91.12
NASDAQ Insurance Stocks	100.00	107.17	108.02	133.48	162.05	181.62

The disclosure set forth above under the caption “Performance Graph” shall not be deemed to be soliciting material and is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof, including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Capital Z

Three of the Company’s directors, Bradley E. Cooper, Eric W. Leathers and Robert A. Spass also are principals of Capital Z. The Company, Capital Z, Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders the Company entered into a shareholders’ agreement on July 30, 1999. The Shareholders’ Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders’ Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders’ Agreement of less than 1% of the Company’s outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of the Company’s outstanding common stock, are permitted. The Shareholders’ Agreement provides for tag-along and drag-along rights under some circumstances. “Tag-along rights” allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders’ Agreement. “Drag-along rights” permit a selling party to the Shareholders’ Agreement to force the other parties to the Shareholders’ Agreement to sell a proportion of the other holder’s shares in a sale arranged by the selling shareholder.

Under the terms of the Shareholders’ Agreement, of the ten members of the Company’s board of directors, Capital Z is permitted to nominate three directors and Richard A. Barasch is permitted to nominate two directors. Capital Z and Mr. Barasch are each required to vote for the director(s) nominated by the other. The right of Mr. Barasch to nominate directors is conditioned upon his continued employment with the Company. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of the Company from Capital Z.

Related Party Transactions

Bertram Harnett, a director of the Company, is a shareholder in the law firm of Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $443,811 in 2005 for legal services rendered to the Company.

Indebtedness of Management

No director, executive officer or immediate family member of any director or executive officer has been, directly or indirectly, indebted to the Company at any time since January 1, 2005 in an amount in excess of $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and NASDAQ reports of ownership of the Company’s securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, or written representations from the reporting persons that other reports were required, the Company believes that, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than ten percent beneficial owners were timely met, with the exception of the late filing of all Forms 4 relating to the March 1, 2005 grant of restricted stock to executive officers of the Company, and the late filing by Linda Lamel, a director of the Company, of a Form 4 in 2005 covering the exercise and hold of 3,000 stock options.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2005, and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2006.

In the event that ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 does not preclude the Audit Committee from terminating its engagement of Ernst & Young and retaining a new independent auditor, if it determines that such an action would be in the best interests of the Company.

The Company was billed for professional services rendered by Ernst & Young LLP, the details of which are disclosed below. All such services were approved in conformity with the Audit Committee’s pre-approval process.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for fiscal years 2005 and 2004 for professional services rendered by Ernst & Young LLP in connection with (a) the audit of the Company’s annual financial statements, (b) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (c) services provided in connection with statutory and regulatory filings or engagements were $3,630,810 and $3,503,153, respectively.

We have been advised by Ernst & Young LLP that substantially all of the work done in conjunction with the audit of our financial statements for the year ended December 31, 2005, was performed by permanent full time employees and partners of Ernst & Young LLP.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for fiscal years 2005 and 2004 for assurance and related services rendered by Ernst & Young LLP that principally consisted of purchase GAAP accounting, SEC filing, 401(k) audit and Sarbanes-Oxley reviews in connection with the performance of the audit or review of the Company’s financial statements were $37,952 and $112,000, respectively.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for fiscal years 2005 and 2004 for professional services rendered by Ernst & Young LLP for tax consultation and compliance services were $27,947 and $45,428, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for fiscal years 2005 and 2004 for products and services provided by Ernst & Young LLP for the review of audit workpapers by third parties and actuarial services were $2,900 and $43,491, respectively.

The Audit Committee considered whether the provisions of the services covered under “All Other Fees” above is compatible with maintaining the independence of Ernst & Young LLP and concluded that the non-audit services provided by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor is engaged by, and reports directly to, the Audit Committee.

The Audit Committee has adopted a formal policy whereby it pre-approves all audit, review and attest services and all other permitted tax and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, all of which are approved by the Audit Committee prior to the completion of the audit. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Audit Committee before the audit commences.

In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairperson of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $25,000, and the Chairperson of the Audit Committee will report for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SHAREHOLDER PROPOSALS

The Company did not receive any shareholder proposals for inclusion in this Proxy Statement in connection with the Annual Meeting. To be considered for inclusion in the Company’s notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company’s shareholders to be held in 2007, a shareholder proposal must be received by the Company’s Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, no later than the close of business on December 29, 2006, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

In addition, to be considered for presentation at the annual meeting of the Company’s shareholders to be held in 2007, a shareholder proposal submitted outside the Rule 14a-8 processes described above must be received by the Company’s Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, by March 14, 2007, and discretionary authority may be used if untimely submitted.

Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected. All proposals must comply with certain requirements set forth in the Company’s bylaws, a copy of which may be obtained from the Secretary of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those referred to in this Proxy Statement, to be presented at the Annual Meeting for action by the shareholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, it is intended that the shares represented by proxies will be voted with respect to such matters in the discretion and judgment of the person acting under the proxies.

A copy of the Annual Report has been mailed to every shareholder of record on the Record Date. The Annual Report is not to be considered proxy-soliciting material. If you do not receive the Annual Report, you may request a copy by writing to the Company’s Secretary, Universal American Financial Corp., Six International Drive, Rye Brook, New York, 10573-1068 or by calling (914) 934-5200. You also may use this address to request a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and financial statement schedules. The Company will provide its 10-K without charge to any shareholder of record on the Record Date who so requests in writing.

By Order of the Board of Directors,

LISA M. SPIVACK
Secretary

Rye Brook, New York
April 28, 2006

You can vote by telephone OR Internet. Available 24 hours a day 7 days a week. Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.

ATTN: LEGAL DEPARTMENT 6 INTERNATIONAL DRIVE # 190 RYE BROOK, NY 10573	VOTE BY PHONE - 1-800-690-6903
• Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2006. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET - www.proxyvote.com
• Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24,
2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
• Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Universal American Financial
Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Universal American Financial
Corp., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the
Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
UNVFC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL AMERICAN FINANCIAL CORP.

1	Election of Directors

The Board of Directors recommends a vote FOR the listed
	nominees.				For	Withhold	For All	To withhold authority to vote for any individual
					All	For All	Except	nominee, mark “For All Except” and write the
	01) Barry W. Averill	06) Linda H. Lamel						nominee’s name on the line below.
	02) Richard A. Barasch	07) Eric W. Leathers
	03) Bradley E. Cooper	08) Patrick J. McLaughlin			☐	☐	☐
	04) Mark M. Harmeling	09) Robert A. Spass
	05) Bertram Harnett	10) Robert F. Wright

2	Ratification of Appointment of Independent Auditors

The Board of Directors recommends a vote FOR this proposal.

		For	Against	Abstain
Ratification of the appointment of Ernst & Young
LLP as the independent auditors of Universal
	American Financial Corp. for the fiscal year ending	☐	☐	☐
December 31, 2006.

3	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
	communications in a single package per household.	☐	☐

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)				Date

Proxy – Universal American Financial Corp.

Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2006

RICHARD A. BARASCH, LISA M. SPIVACK and ROBERT A. WAEGELEIN, or any of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Universal American Financial Corp. to be held at 9:30 a.m. on May 25, 2006 at The Penn Club, 30 West 44th Street, New York, New York 10036 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors) and FOR Item 2 (Ratification of Appointment of Independent Auditors).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed and voted on reverse side)